ALAN W. PERYAM, LLC
                         1120 Lincoln Street, Suite 1000
                             Denver, Colorado 80203


                                January 14, 1998



Pease Oil and Gas Company
751 Horizon Court, Suite 203
Grand Junction, Colorado 81506-8758

Gentlemen:

     We refer to the Registration Statement on Form S-3 ("Registration Statement") of Pease Oil and Gas Company, a Nevada corporation ("Company"), to be filed with the United States Securities and Exchange Commission on or about January 15, 1998, relating to 5,545,802 shares of $0.10 par value common stock (the "Common Stock") for resale by holders of such securities as described therein.

     We have reviewed such documents and records as we have deemed necessary to enable us to express an informed opinion on the matters covered thereby and we are of the opinion that the Common Stock described in the Registration Statement will, upon conversion of Series B 5% PIK Cumulative Convertible Preferred Stock into the Common Stock in accordance with rights and preferences of such preferred stock, be legally issued, fully paid and nonassessable.

                                      Sincerely,

                                      ALAN W. PERYAM, LLC


                                      By  /s/ Alan W. Peryam
                                          --------------------------------------
                                          Alan W. Peryam